UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2006

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

        On November 3, 2006, Elizabeth Arden, Inc. (the "Company") issued a press release (i) to announce its financial results for the first quarter ended September 30, 2006, (ii) to provide net sales and earnings per diluted share guidance for the six months ending December 31, 2006 and net sales, earnings per diluted share and cash flow from operations guidance for the fiscal year ending June 30, 2007, and (iii) to announce changes to its share repurchase program set forth below under Item 8.01 - Other Events.

        A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

      On November 2, 2006, the Board of Directors of the Company authorized the repurchase of an additional $40 million of the Company's common stock, $.01 par value ("Common Stock"), under the terms of the Company's existing $40 million stock repurchase program and extended the term of the stock repurchase program from March 31, 2007 to November 30, 2008. At October 31, 2006, the Company had repurchased under the program a total of 1,861,103 shares of Common Stock at an average price of $18.19 per share.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
99.1	Press release of Elizabeth Arden, Inc., dated November 3, 2006.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: November 2, 2006	/s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer